UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2023 (April 1, 2023)

Eaton Vance Short Duration Diversified Income Fund

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	811-21563	000000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place
Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 482-8260

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of beneficial interest, $0.01 par value	EVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

New Trustee Appointment

At a meeting on March 14, 2023, the registrant’s Board of Trustees (the “Board”) appointed Anchal Pachnanda as a Trustee. Ms. Pachnanda commenced her service on the Board on April 1, 2023. The Board has determined that Ms. Pachnanda is an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Set forth below is certain information with respect to Ms. Pachnanda:

Biographical Information

Name and Year of Birth	Fund Position(s)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee	Other Directorships Held During Last Five Years
ANCHAL PACHNANDA 1980	Class I Trustee	Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Fund.	129	None

Upcoming Trustee Retirement

Thomas E. Faust Jr. has apprised the Board that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Vance Short Duration Diversified Income Fund

	By:	/s/ Deidre E. Walsh
Deidre E. Walsh
Date: April 3, 2023		Vice President & Chief Legal Officer